Maine & Maritimes Corporation Announces Fourth Quarter Dividend and Integrated Financial Strategy

PRESQUE ISLE, ME -- 12/10/2004 --

--  Company declares fourth (4th) quarter, 2004 dividend of twenty ($0.20)
    cents per share of common stock.

--  Company establishes dividend policy that provides sustainability of dividends, while supporting the execution of its long-term growth strategy.

--  Company provides target dividend guidance of $1.00 per share for 2005 aligning yields with regional and sector peer group.

--  Company authorizes establishment of share repurchase plan for potential execution by Management, subject to approval from the American
    Stock Exchange.
Maine & Maritimes Corporation's (AMEX: MAM) Board of Directors announced today their approval of integrated financial initiatives which support the Company's long-term growth strategy. The Company declared a quarterly dividend of $0.20 per share on all common stock, as well as adopted a new dividend policy to provide more sustainable dividend yields. As a result of the quarterly dividend declaration, Maine & Maritimes Corporation's annualized dividend for 2004 will be $1.34 per share, an approximate 5.2% yield based on MAM's closing stock price on December 9, 2004. The dividend is payable January 3, 2005, to shareholders of record as of December 20, 2004.

According to J. Nick Bayne, President and Chief Executive Officer of Maine & Maritimes Corporation, "Over the last several years we have closely evaluated the near and long-term impacts of deregulation on the electric utilities industry and on our Company. While we remain financially sound with a strong equity structure, we believe it fiscally responsible to address changes in our overall revenue model resulting from disaggregation of the industry and generation divestiture. Consequently, we continue to see the need and opportunity to grow MAM based on what we believe to be a realistic and scale-relevant portfolio approach. We have made and are making significant strides in our growth strategy. Over the next two years our focus will center on enhancing our platforms for increased long-term revenues, earnings per share, competitive yields, and share price growth through diversification of markets and sectors of operations. We believe it is both shareholder-centric and fiscally responsible to bring our dividend payout ratio and yield into line with sector peer firms, facilitating the sustainable growth of MAM."

"While the marketplace tends to group all electric utilities as the same, since deregulation, there has been little differentiation between transmission and distribution electric utilities and vertically integrated utilities with generation. Obviously, the risk profile for vertically integrated utilities is higher than for wires companies. Our regulated utility, Maine Public Service Company, is a pure wires company and not subject to fuel cost or power marketing risks associated with generation or purchases of electric commodities. Further, vertically integrated electric utilities tend to be more interest rate sensitive due to their normally higher debt levels. As interest rates begin to climb, we have limited our exposure to rising interest rates by capping the majority of our long-term debt at an almost forty-year historical low," stated Bayne.

"As an increasingly diversified holding company, our Board of Directors and Management believe it is prudent to focus on increased liquidity and improved free cash flows, while limiting long-term debt. Beginning in 2000, as a result of levelization of stranded costs post deregulation, we have postponed collections of certain entitled stranded cost recovery until post-2006. From 2007 through 2012 we anticipate the collection of significant deferred stranded cost free cash flows that will further facilitate growth and the creation of shareholder value. Increasing our overall share price will be dependent upon the continuing execution of our growth strategy. We have every intention of maintaining our conservative fiscal approach to growth, while growing revenues and earnings among multiple business ventures and within differing and more robust markets than our current regulated service area."

Integrated Financial Strategy

The Company has approved a set of initiatives that integrate a number of financial actions to support MAM's long-term growth and objective of improved earnings per share. These include the establishment of a new dividend policy, establishment of a share repurchase program and the realignment of the Company's dividend payout ratio to facilitate improved capital liquidity. The Board of Directors and Management believe these actions will assist in improving cash generation to facilitate its long-term growth strategy, facilitate reinvestment in existing businesses, pay competitive dividends, facilitate the repurchase of shares, and enable the Company to make opportunistic decisions due to a stronger cash position.

Company Declares Fourth Quarter Dividend and Establishes Dividend Policy

In its December 10, 2004 Board of Directors meeting, a fourth quarter dividend of twenty cents ($0.20) per share of common stock was declared. This declaration will result in an annualized dividend of $1.34 per share with an approximate yield of 5.2% based on the closing daily price on December 9, 2004. This is a decrease from thirty-eight ($0.38) in the third quarter of 2004.

"We are focused on delivering a market competitive total return to our shareholders, balancing yields with share price growth that results from increased earnings per share and the execution of our market-based value propositions and strategy," stated President and CEO, J. Nick Bayne. "Our objective is to ensure the stability of our dividend payout ratio over time, while facilitating our long-term growth strategy and replacement or renewal of existing assets to increase the total return and sustainability of value for our shareholders."

The new dividend policy provides for MAM's dividend to be based on 55% to 80% of the net income contribution of its regulated operations, plus special dividends from unregulated operations, as determined by the Board of Directors from time-to-time. The policy establishes principles for determining dividends, including the following:

--  The Company must first be projected to and/or generate net earnings per share and requisite free cash flows from its regulated and unregulated operations to fund dividends and sustain the assets of the Company.

--  There will be two types of dividends:

    - Regular dividends to be paid on a quarterly basis based on a target payout range of 55% to 80% of the Company's regulated earnings; and

    - Special dividends may be paid along with or after the regular dividend based on earnings per share performance, before amortization of intangibles, of the Company's unregulated operations as determined fiscally prudent by the Board of Directors based on corporate strategic and financial goals.
"We believe these changes, part of our overall financial strategy, will assist in achieving our objective to keep our dividend payout ratio and yield competitive over time. The Company's policy allows for fiscally responsible dividends from our annuity regulated operations, while allowing for special dividends from unregulated operations based on their earnings per share. Combined, we believe that our dividend policy provides for both sustainability and potential future growth," according to Bayne.

Company Provides Target Dividend Guidance for 2005

As MAM transitions and expands its base of operations from a regulated utility to a diversified holding company with regulated and unregulated operations, the Board of Directors and Management believe that annual dividend guidance is appropriate during our transition phase. As a result, the Company has targeted a per common share payout of $1.00 per share for 2005. On a year-to-year comparative basis, the 2005 target payout will result in an approximate 25% reduction in MAM's total dividend payout and will realign the Company's payout ratio to a more realistic and sustainable level, while allowing for an improved cash position. "As we transition and execute our overall growth strategy, we believe that migrating to a competitive and stable dividend more in line with our sector peer group is fiscally responsible and helps achieve our goal of sustainability of long-term shareholder value," stated Bayne.

Share Repurchase Plan Authorization

As part of MAM's financial strategy, the Board of Directors directed Management to develop and execute a share repurchase program of up to $2 million to be executed by Management as deemed necessary to ensure adequate "buy-side" pressures. Implementation will require approval of the American Stock Exchange. The goals of the share repurchases include supporting the overall share price value and minimizing the dilution effects of previous acquisitions. Execution of the share repurchase program will be based on market conditions and is subject to the Company's cash position and investment opportunities, as well as prior written approval from the American Stock Exchange. The Board of Directors and Management will review periodically the repurchase strategy to determine if and when additional repurchases should be made. MAM's current share price is approximately 85% of its book value.

Maine & Maritimes Corporation Overview

Maine & Maritimes Corporation (AMEX Ticker Symbol: MAM) is a holding company that manages its investments within the utility and facilities infrastructure competitive space, while providing sustainable engineering, facility lifecycle asset management, and energy management services to internal and external clients within Atlantic Canada and New England. Formed in 2003 as the parent company of Maine Public Service Company, a Maine-based electric transmission and distribution utility, the holding company has additional U.S. and Canadian unregulated subsidiaries. These include The Maricor Group U.S. and its subsidiaries, The Maricor Group, Canada and RES Engineering, as well as Maricor Properties and its subsidiary, Mecel Properties. Maine & New Brunswick Electrical Power Company, Ltd is an inactive Canadian subsidiary of Maine Public Service Company and former owned Canadian generation. Energy Atlantic, LLC is an inactive competitive energy provider formerly providing retail electric commodity services within the state of Maine.

The Maricor Group and its subsidiaries provide engineering and asset lifecycle management services and solutions, primarily within Atlantic Canada and New England. Their engineering focus includes improving energy efficiency; assisting clients achieve higher environmental performance of their facility assets and addressing clients' energy infrastructure needs. Maricor Properties and its subsidiary are involved in real estate development and redevelopment projects, primarily focusing on refurbishment of urban core office properties, part of its smart-growth and eco-efficient building focus. Maricor Properties utilizes the skills, business processes and technologies provided by The Maricor Group and its subsidiaries to upgrade and refurbish facilities.

The Company's over 100-year roots attest to the importance of sustainable values. MAM is committed to adding social, economic, and environmental values that result in improved and sustainable shareholder returns. The Company believes financial growth can and should result from socially responsible services, products, and infrastructure development. MAM combines the agility of a smaller company guided by sustainable business principles striving to provide shareholders with market competitive long-term economic values.

Questions and Answers:

1. What are deregulation, disaggregation, and divestiture within the electric utility sector?

Following the passage of the 1992 National Energy Policy Act (NEPA) facilitating open wholesale transmission access, a number of state legislatures and public utilities commissions began to consider creating competition at the retail electric level. The state of Maine enacted and implemented deregulation that called for utility divestiture of generation and full disaggregation of the various vertical elements of an electric utility. As a result, Maine was one of a minority of states to implement deregulation that resulted in the separation of generation from transmission and distribution. As a result of deregulation, utilities were provided stranded cost recovery related to the sale of generation or purchased power agreements.

2. Why is Maine & Maritimes Corporation implementing a growth strategy?

While deregulation was intended to promote more competition and improve electric energy economics for consumers, it in fact altered the vertically integrated status of electric utilities. Consequently, a resulting impact of deregulation, particularly within those states forcing generation divestiture, was a significant change in electric utilities revenue models. Prior to deregulation and generation divestiture, Maine Public Service's and other vertically integrated utilities' revenue models were based on capital deployment in asset intensive operations. The vertically integrated utility model focuses more so on returns on capital. In contrast, wires companies are less capital and asset intensive tending to be more service-oriented.

3. What are the key elements of Maine & Maritimes Corporation's growth strategy?

As a result of a combination of regulatory and economic factors, such as deregulation, generation divestiture, disaggregation and the rural nature of Maine Public Service Company's regulated utility's service area, MAM believes that diversified growth is an essential part of the Company's continued creation of shareholder value. Maine & Maritimes Corporation's Board of Directors and Management remain committed to creating increased shareholder value through a portfolio growth strategy. Since migration to a holding company corporate structure approximately one and a half years ago, Maine & Maritimes Corporation has undertaken increasing efforts to enter into and develop unregulated businesses focusing on facilities lifecycle asset management and investment, expanding into broader geographic and more dynamic markets. The Company continues to focus on what it believes to be a conservative, scale relevant and realistic growth model including focused on differing revenue models as defined below.

The Company's annuity revenue model consists of a regulated electric transmission and distribution utility. MAM is continuing to identify and seek opportunities to acquire additional utilities, such as water, natural gas and/or electric utility infrastructure. MAM's annuity business currently consists of Maine Public Service Company and its inactive Canadian-based generation subsidiary, Maine and New Brunswick Electrical Power Company. Over the past year, Maine Public Service has begun its transition to more rigorous lifecycle asset management practices, including investment in an improved utility enterprise management system and enhanced business processes to improve the long-term productivity and performance of its infrastructure assets.

The Company's growth revenue model consists of companies that provide mechanical and electrical engineering services, including advanced lifecycle asset and energy management services, primarily focused on the municipal, schools, universities and hospitals markets. MAM's growth businesses currently include The Maricor Group, U.S. and its subsidiaries, RES Engineering and The Maricor Group, Canada. Over the past year, its investments have involved the acquisition of two Atlantic Canada and one Massachusetts-based mechanical and electrical engineering firms, as well as securing exclusive marketing rights and establishing a strategic partnership with an asset lifecycle management software and professional services firm, Delinea. In addition, The Maricor Group has established a development group focused on the development and acquisition of non-utility, end-user energy assets, such as central utility plants. The Maricor Group continues to evaluate investments in additional engineering and energy management firms, energy assets, and emerging energy and information technologies that support sustainable management of facilities.

The Company's real estate-based revenue model focuses on investments in Atlantic Canada urban and coastal properties. Maricor Properties' revenue model encompasses development and redevelopment projects, focusing on sustainability, smart-growth concepts, urban revitalization, and environmentally friendly non-retail commercial and multi-family housing developments. Over the past year, Maricor Properties has acquired two commercial office properties, one in Moncton, New Brunswick and the other in Halifax, Nova Scotia. In addition, it has formed a strategic partnership with Ashford Investments of Moncton, an Atlantic Canada real estate management and investment firm.

MAM's strategy is to manage its corporate resources across a diversified portfolio of geographic, product and service, and industry markets to deliver increased, competitive, and long-term earnings growth. This includes its objective to expand its unregulated activities, as a percentage of the Company's total business mix, between the growth and real estate investment revenue models. Additionally MAM will continue to evaluate potential acquisitions of other regulated utility operations within the annuity revenue model category. Although an increasing focus is being placed on future growth, MAM continues to maintain its commitment to the financial and operational integrity of its existing regulated transmission and distribution utility, Maine Public Service Company.

4. What is meant when the Company refers to balancing growth in total shareholder value between yield and share price growth?

As a regulated utility, earnings are typically highly predictable, although growth is significantly moderated by service area and business constraints. Consequently, while dividends may be more predictable, minimal opportunity for share price growth exists among strictly regulated utilities. Maine & Maritimes Corporation is focused on balancing a market-based and competitive dividend yield, while providing for potential increases in share price based on its diversified growth strategy. While firms can often be divided between dividend-oriented companies and those focused on share price growth, Maine & Maritimes Corporation's objectives include maintaining competitive dividends over time, while growing the company's earnings per share and ultimate share price.

5. What are stranded costs?

A general definition is that stranded costs are any investments that are less valuable under competition than under regulation. These utility costs were permitted to be recovered through rates, but whose recovery was impeded or prevented by the advent of competition. Stranded costs are typically defined as the verifiable, net difference between the book value of all prudently-incurred jurisdictional assets and obligations necessary to furnish electricity acquired or entered into prior to the enactment of deregulation, and the market value of those assets and obligations directly attributable to the introduction of competition. Such assets and obligations were and are typically limited to generation assets, generation-related regulatory assets, and purchased power contracts.

6. What is meant by levelization of stranded costs and deferred stranded cost free cash flows?

Maine Public Service Company's (MPS) stranded cost recovery is based primarily on its contract with a non-utility generator, Wheelabrator-Sherman. In order to minimize rate impacts in early years due to stranded cost recovery, Maine Public Service Company levelized recovery of stranded costs from its consumers. Under the levelization plan, MPS has and will continue to make payments under the terms of the Wheelabrator-Sherman purchased power agreement (PPA) until its expiration at the end of 2006. Currently, MPS is not fully collecting each year's stranded cost recovery from consumers and has deferred receipt of such payments until 2007 through 2012, Consequently, post-2006, MPS will continue to collect revenues associated with the PPA, but will no longer have payment obligations to Wheelabrator-Sherman. As a result, the collections of these deferred stranded cost revenues will result in free cash flows with no direct impact on MPS's earnings.

7. What are MAM's peer companies?

As Maine & Maritimes Corporation diversifies its operations, there are few firms that truly reflect the Company's structure or strategy. Although different, the firms with the most similar strategies include companies, such as Fortis, Inc. and Ottertail Corporation. Regional utilities against which the Company benchmarks itself include: Green Mountain Power Corporation, Vermont Public Service Company, Unitil, Energy East, Northeast Utilities, Florida Public Utilities, Emera, and National Grid.

8. How is MAM's peer group changing?

Many, if not most, of the Company's electric utility market peers are vertically integrated electric utilities rather than pure wires companies. As an increasing amount of MAM's business operations, revenues and employment are outside the electric utility space; its peer group will change and become more diversified than simply an electric utility.

9. Why is MAM instituting a dividend policy?

As MAM expands and diversifies its operations, its portfolio of businesses has and will expand beyond regulated utilities. Regulated utilities are far more predictable in terms of earnings and typically pay a higher percentage of earnings as dividends. Such utilities tend to have minimal potential for share price growth given the limited and regulated markets in which they serve. In contrast, unregulated, competitive businesses tend to be less predictable relative to earnings and typically moderate dividends, focusing more on share price growth. Given MAM's diversified portfolio, establishment of a dividend policy provides investors with a clearer picture of how dividends will be determined, with the Board of Directors basing dividend declarations on the most predictable part of the business, while also focusing on growth of unregulated operations.

10. Why did MAM reduce its fourth quarter dividend?

Moderating the fourth quarter dividend is part of the Company's overall efforts to realign its dividend with its historical sector peer group, while providing increased free cash flow for growth, debt reduction, and reinvestment.

11. Why is MAM providing guidance on dividend payouts?

During periods of transition, Management and the Board of Directors feel it is important to provide investors with a transparent sense of where the Company is headed from both an economic and strategic standpoint. It is hoped that such transparency allows investors to make far more rational and informed decisions and facilitates MAM's transition to a yield and growth stock versus a yield only stock.

12. Why is MAM establishing a stock repurchase program for possible implementation?

MAM will establish a share or stock repurchase program to address market conditions when its stock is deemed to be under valued and to reduce dilution impacts of acquisitions. Its Board of Directors and Management remain confident about the Company's fundamentals and growth strategy. Implementation after the program is established will help address issues of dilution associated with acquisitions.

Additional Information

For additional information, please refer to Maine & Maritimes Corporation's filings with the Securities Exchange Commission (SEC) and its website at www.maineandmaritimes.com.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Maine & Maritimes Corporation (the "Company") desires to take advantage of the "safe harbor" provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of the Board of Directors and Management, is forward looking. Specifically, this forward-looking information includes our 2005 dividend target of $1.00 per share of common stock. There can be no assurance that these dividends will be declared. The actual declarations of future dividends, and the establishment of record and payment dates, are subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance. Factors set forth in our Safe Harbor under the Private Securities Litigation Reform Act of 1995, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. Factors that could impact the Company's performance include, but are not necessarily limited to:

Competition: While the Company's regulated operations serve a monopoly service area within Northern Maine, these operations are subject to certain competition from new technologies and potential transmission and distribution by-pass associated with the construction of co-generation projects. Additionally, the mechanical and electrical engineering, asset lifecycle management and real estate investment and development businesses operating primarily within Atlantic Canada and New England are subject to competition with respect to service quality, pricing, product offerings, location, personnel, innovation, vacancy rates, level of construction activity, and other factors. The Company competes primarily with regional and local firms based on the strength of proposals, quality of staff, diversity and quality of product offerings, lease rates and quality of facilities, relationships, and other factors.

Monetary Policy and International Currency Risks: The Company and its capital formation and capital management strategies may be impacted by changes in interest rates, as well as in changes in the valuation of currencies, specifically differences between the United States and Canadian dollar. The Company monitors and strives to effectively manage interest rate and currency risks, but its operating results can be impacted by significant changes in these factors.

Government Regulation & Legislation: The Company and its subsidiaries are subject to various federal, state, provincial, and local laws affecting their business in both the United States and Canada. The Company's regulated operations are subject to regulatory mandates by the Federal Energy Regulatory Commission (FERC) and the Maine Public Utilities Commission, as well as legislation imposed by the Maine Legislature or U.S. Congress. In addition, unregulated operations in engineering, asset lifecycle management and real estate can be impacted by government regulations and legislation impacting standards for delivery of service or access to facilities, as well as additional factors. The development and operation of engineering and asset lifecycle businesses, as well as real estate development and management businesses can be impacted by building codes, zoning, land use requirements, environmental factors, traffic, and other regulations. The Company cannot predict the effect on its operations due to the future enactment of additional legislation. The Company's financial results could also be affected by changes in applicable accounting rules.

International Operations. The Company's business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems. Although the Company believes it has developed the support structure required for growth within Canada, there is no assurance that such growth will occur or that international operations will be profitable.

Acts of Terror: As a provider of public service and owner of transmission and distribution infrastructure, as well as real estate assets, the Company cannot predict the possible occurrence of terrorist acts that could impact the Company's operations and economic performance. The Company does observe certain measures to protect its infrastructure and facility assets, but cannot predict the probability or potential impact of a terrorist act.

Mergers, Acquisitions and Other Strategic Transactions: As part of the Company's growth and financial strategies, it continually evaluates potential acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning processes. These transactions involve various inherent risks, including accurate assessment of the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company's ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.

CONTACT:
Annette Arribas
Vice President
Investor Relations and Corporate Compliance
Maine & Maritimes Corporation
P.O. Box 789
Presque Isle, ME  04769
207-760-2402
investor@maineandmaritimes.com